Exhibit 99.1

Helen of Troy Reports First Quarter Fiscal 2027 Results

Consolidated Net Sales Growth of 8.2%
GAAP Diluted EPS of $1.51
Adjusted Diluted EPS(1) of $0.17

Updates Fiscal 2027 Outlook:
Raises Consolidated Net Sales to $1.759-$1.831 Billion
Maintains GAAP Diluted EPS of $3.57-$4.18; Maintains Adjusted Diluted EPS of $3.25-$3.75
GAAP Net Income of $85-$100 Million and Cash Flow from Operations of $119-$130 Million
Maintains Adjusted EBITDA(1) of $190-$197 Million
Maintains Free Cash Flow(1)(2) of $85-$100 Million

El Paso, Texas, July 8, 2026 — Helen of Troy Limited (NASDAQ: HELE) reported results for the three-month period ended May 31, 2026.

Executive Summary - First Quarter of Fiscal 2027 Compared to Fiscal 2026

•Consolidated net sales revenue of $402.1 million compared to $371.7 million
•Gross profit margin of 46.0% compared to 47.1%
•Operating margin of 15.0%, which includes the favorable margin impact of a gain on the sale of a distribution facility(3) of 13.6%, compared to (109.5%), which included the unfavorable impact of non-cash asset impairment charges(4) of (111.5%)
•Non-GAAP adjusted operating margin(1) of 4.0% compared to 4.3%
•GAAP diluted earnings per share of $1.51, which includes an after-tax gain on the sale of a distribution facility of $1.74, compared to diluted loss per share of $19.65, which included after-tax non-cash asset impairment charges of $18.99
•Non-GAAP adjusted diluted EPS of $0.17 compared to $0.41
•Net cash used by operating activities of $0.6 million compared to net cash provided by operating activities of $58.3 million
•Non-GAAP adjusted EBITDA margin(1) of 6.3% compared to 6.9%

Mr. G. Scott Uzzell, Chief Executive Officer, stated: “We are off to a solid start in fiscal 2027, with first quarter net sales and adjusted EPS above our expectations and growth across both segments. We believe these results reflect early signs of progress against our multi-year roadmap and the disciplined execution of our teams — including POS gains across a number of our key brands — as we continue to sharpen how the business runs, invest in our brands and capabilities, and get closer to the consumer. While there is still meaningful work ahead and we are navigating a dynamic operating environment, we are encouraged by the progress we are making and believe we are creating the foundation for more consistent, long-term growth.”

	Three Months Ended May 31,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2026 sales revenue, net	$177,983	$193,672	$371,655
Organic business (5)	15,623	11,963	27,586
Impact of foreign currency	1,317	1,557	2,874
Change in sales revenue, net	16,940	13,520	30,460
Fiscal 2027 sales revenue, net	$194,923	$207,192	$402,115

Total net sales revenue growth	9.5%	7.0%	8.2%
Organic business	8.8%	6.2%	7.4%
Impact of foreign currency	0.7%	0.8%	0.8%

Operating margin (GAAP)
Fiscal 2027	4.2%	25.2%	15.0%
Fiscal 2026	(120.1)%	(99.8)%	(109.5)%
Adjusted operating margin (non-GAAP) (1)
Fiscal 2027	6.3%	1.8%	4.0%
Fiscal 2026	5.0%	3.7%	4.3%

Consolidated Results - First Quarter Fiscal 2027 Compared to First Quarter Fiscal 2026

•Consolidated net sales revenue increased $30.5 million, or 8.2%, to $402.1 million, with growth in both segments. Home & Outdoor growth was driven by strong international demand for packs, new product launches, and a favorable comparison to the prior year as tariff uncertainty pulled retailer orders out of the first quarter of fiscal 2026 and into the fourth quarter of fiscal 2025. Beauty & Wellness growth was driven by sales of nail care, fans and thermometers.

•Consolidated gross profit margin decreased 110 basis points to 46.0% primarily reflecting the net unfavorable impact of tariffs, a less favorable inventory obsolescence impact year-over-year, and a less favorable customer mix within Home & Outdoor.

•Consolidated selling, general and administrative expense (“SG&A”) ratio decreased to 31.0% primarily reflecting a pre-tax gain of $54.9 million on the sale of a distribution facility, lower outbound freight costs, lower depreciation and amortization, favorable operating leverage, and the favorable comparative impact of $3.5 million in CEO succession costs(6) recognized in the prior year period.

•Consolidated operating income was $60.3 million, or 15.0% of net sales revenue, which includes a pre-tax gain of $54.9 million on the sale of a distribution facility, compared to an operating loss of $407.0 million, or (109.5)% of net sales revenue, which includes non-cash asset impairment charges of $414.4 million. The remaining decrease of 60 basis points was primarily due to the decrease in gross profit margin reflecting the net unfavorable impact of tariffs.

•Interest expense was $12.2 million, compared to $13.8 million. The decrease primarily reflects lower average borrowings outstanding, partially offset by a lower balance of debt benefitting from interest rate swaps, compared to the same period last year.

•Income tax expense was $12.6 million on pre-tax income of $48.3 million, compared to income tax expense of $30.2 million on a pre-tax loss of $420.5 million for the same period last year. The decrease in tax expense is primarily due to the comparative impact of non-deductible impairment charges and valuation allowances on deferred tax assets recorded during the same period last year, partially offset by the tax expense recognized for the gain on the sale of a distribution facility.

•Net income was $35.8 million, compared to net loss of $450.7 million. Diluted earnings per share was $1.51, which includes an after-tax gain on the sale of a distribution facility of $1.74, compared to diluted loss per share of $19.65, which includes asset impairment charges and related valuation allowances on deferred tax assets of $19.71.

•Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $25.5 million for both the first quarter of fiscal 2027 and 2026, representing 6.3% and 6.9% of net sales, respectively.

On an adjusted basis (non-GAAP) for the first quarters of fiscal 2027 and 2026, excluding asset impairment charges(4), CEO succession costs(6), gain on sale of distribution facility(3), intangible asset reorganization(7), amortization of intangible assets and non-cash share-based compensation, as applicable:

•Adjusted operating income was $16.1 million for both the first quarter of fiscal 2027 and 2026, representing 4.0% and 4.3% of net sales revenue, respectively, a decrease of 30 basis points. The decrease was primarily driven by the net unfavorable impact of tariffs, a less favorable inventory obsolescence impact year-over-year, and an unfavorable customer mix within Home & Outdoor, partially offset by lower outbound freight and favorable operating leverage.

•Adjusted income decreased $5.5 million, or 58.3%, to $4.0 million and adjusted diluted EPS decreased 58.5% to $0.17. The decrease in adjusted diluted EPS was primarily due to an increase in adjusted income tax expense, partially offset by a decrease in interest expense.

Segment Results - First Quarter Fiscal 2027 Compared to First Quarter Fiscal 2026

Home & Outdoor
Home & Outdoor net sales revenue increased $16.9 million, or 9.5%, to $194.9 million. The increase was primarily driven by:

•strong international demand for technical, lifestyle and travel packs;
•incremental sales from new product launches;
•higher sales from expanded distribution in the home and insulated beverageware categories; and
•a favorable comparison to the prior year period, as tariff uncertainty pulled retailer orders out of the first quarter of fiscal 2026 and into the fourth quarter of fiscal 2025.

These factors were partially offset by lower international sales in the home and insulated beverageware categories.

Home & Outdoor operating income was $8.2 million, or 4.2% of segment net sales revenue, compared to operating loss of $213.8 million, or (120.1)% of segment net sales revenue, which included $219.1 million of pre-tax asset impairment charges. The remaining 120 basis point increase in segment operating margin was primarily due to:

•the favorable comparative impact of CEO succession costs of $1.7 million recognized in the prior year period;
•lower outbound freight costs; and
•the impact of favorable operating leverage.

These factors were partially offset by:
•the net unfavorable impact of tariffs;
•an increase in share-based compensation expense; and
•unfavorable customer mix.

Adjusted operating income increased 39.2% to $12.3 million, or 6.3% of segment net sales revenue.

Beauty & Wellness
Beauty & Wellness net sales revenue increased $13.5 million, or 7.0%, to $207.2 million. The increase was primarily driven by:

•growth in nail care due to new and expanded distribution;
•higher fan and thermometer sales benefitting from the favorable comparative impact of tariff related direct import cancellations and disruption in the China thermometry market during the same period last year; and
•growth in Wellness driven by incremental sales from new product launches.

Beauty & Wellness operating income was $52.2 million, or 25.2% of segment net sales revenue, compared to an operating loss of $193.2 million, or (99.8)% of segment net sales revenue, which included $195.3 million of pre-tax asset impairment charges. The remaining increase in segment operating margin was primarily due to:

•a pre-tax gain on sale of distribution facility of $54.9 million;
•the favorable comparative impact of CEO succession costs of $1.7 million recognized in the prior year period;
•reduced outbound freight costs; and
•the impact of favorable operating leverage.

These factors were partially offset by:
•the net unfavorable impact of tariffs;
•an increase in share-based compensation expense; and
•a less favorable inventory obsolescence impact year-over-year.

Adjusted operating income decreased 48.2% to $3.8 million, or 1.8% of segment net sales revenue.

Balance Sheet and Cash Flow - First Quarter Fiscal 2027 Compared to First Quarter Fiscal 2026

•Cash and cash equivalents totaled $21.7 million, compared to $22.7 million.
•Accounts receivable turnover(8) was 66.6 days, compared to 69.7 days.
•Inventory was $467.4 million, which includes approximately $15 million of incremental tariff costs, compared to $484.1 million.
•Total short- and long-term debt was $716.1 million, compared to $871.0 million.
•Net cash used by operating activities for the first three months of the fiscal year was $0.6 million, compared to net cash provided of $58.3 million for the same period last year.

Fiscal 2027 Annual Outlook

•Consolidated Net Sales: $1.759 billion to $1.831 billion
◦Home & Outdoor Net Sales: $859 million to $884 million
◦Beauty & Wellness Net Sales: $900 million to $947 million
•Diluted EPS (GAAP): $3.57 to $4.18
•Adjusted Diluted EPS (Non-GAAP): $3.25 to $3.75
•Net Income (GAAP): $85 million to $100 million
•Adjusted EBITDA (Non-GAAP): $190 million to $197 million

•Operating Cash Flow (GAAP): $119 million to $130 million
•Free Cash Flow(1)(2): $85 million to $100 million

Key Annual Outlook Assumptions and Drivers

•Market and Consumption Environment: The Company’s outlook reflects management’s view of continued inflationary pressures, softness in discretionary categories, conservative retailer inventory management and an increasingly competitive and promotional landscape.
•Tariffs: Tariff rates in place as of June 2026 are assumed to remain in effect for the balance of fiscal 2027. The Company’s outlook includes the benefit from Phase 1 tariff refunds of approximately $9.2 million, but excludes any potential benefit from future refund phases due to the uncertainty surrounding the timing and collectability of those refunds.
•Commodity Costs, Freight and Supply Availability: Heightened geopolitical and supply-chain risks, including ongoing tensions in the Middle East, have begun to drive volatility in energy and commodity markets that could continue, increasing uncertainty around input costs and supply chain continuity across key regions and transportation routes. The Company’s outlook now includes the expectation of higher product costs driven by increases in commodity inputs and pressure from unfavorable Chinese Yuan fluctuations, increased inbound and outbound freight expense, and higher costs to secure goods to avoid supply disruption.
•Strategic Investment: An increase in growth investments of 40 basis points, prioritizing high return marketing and innovation initiatives.
•Illness Incidence: In line with the average of the three prior seasons, which is well below pre-Covid historical averages.
•Interest and Debt Leverage: Interest expense in the range of $45.5 million to $47.5 million with cash flow prioritized for debt reduction, and an expected net leverage ratio(1)(9), as defined in the Company’s credit agreement, of approximately 3.2x or lower by the end of fiscal 2027.
•Tax: GAAP effective tax rate of 27.2% to 29.7%; adjusted effective tax rate of 24.0% to 26.0%.
•Working Capital Efficiency and Capital Investment: Continued working capital efficiency during fiscal 2027, with an emphasis on further inventory reduction. The Company expects capital expenditures of $30 million to $34 million with an emphasis on product innovation and supply chain diversification.
•Currency: June 2026 foreign currency exchange rates remain constant for the remainder of the fiscal year.
•Shares Outstanding: Weighted average diluted shares outstanding of 23.8 million.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2027 acquisitions and divestitures, future asset impairment charges, additional interest rate changes, litigation or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Wednesday, July 8, 2026. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 1:00 p.m. Eastern Time on July 8, 2026, until 11:59 p.m. Eastern Time on July 22, 2026, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13761054. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based financial measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information, see Note 1 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools, Drybar, Curlsmith, Revlon and Olive & June. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “assumes”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “reflects”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company currently believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks, many of which are beyond the Company’s control, that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2026, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, risks associated with the use of licensed trademarks from or to third parties, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers or diversify production to other regions or source the same product in multiple regions or implement potential tariff mitigation plans, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, geopolitical conditions including global conflicts or wars such as the Israel-United States and Iran conflict, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, the Company’s ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, divestitures and global restructuring plans, the risks of significant tariffs or other restrictions continuing to be placed on imports from China, Vietnam or Mexico and any retaliatory measures taken by these countries, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other sustainability matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks associated with product recalls, product liability, class actions and other claims against the Company, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with regulatory changes in Bermuda, including economic substance and tax governance requirements, the risks associated with accounting for tax positions and the resolution of tax disputes, and associated financial risks including but not limited to, the risks to the Company’s business, liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under and compliance with its credit facility, including debt covenants, significant additional impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets and other long-lived assets, projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount, increased costs of raw materials, energy and transportation, and risks associated with foreign currency exchange rate fluctuations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
investors@helenoftroy.com

ICR, Inc.
Allison Malkin, Partner
investors@helenoftroy.com

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss)
(Unaudited) (in thousands, except per share data)

	Three Months Ended May 31,
	2026		2025
Sales revenue, net	$402,115	100.0%	$371,655	100.0%
Cost of goods sold	217,260	54.0%	196,644	52.9%
Gross profit	184,855	46.0%	175,011	47.1%
Selling, general and administrative expense (“SG&A”)	124,506	31.0%	167,664	45.1%
Asset impairment charges	—	—%	414,385	111.5%
Operating income (loss)	60,349	15.0%	(407,038)	(109.5)%
Non-operating income, net	218	0.1%	308	0.1%
Interest expense	12,243	3.0%	13,808	3.7%
Income (loss) before income tax	48,324	12.0%	(420,538)	(113.2)%
Income tax expense	12,562	3.1%	30,180	8.1%
Net income (loss)	$35,762	8.9%	$(450,718)	(121.3)%

Diluted earnings (loss) per share	$1.51		$(19.65)

Weighted average shares of common stock used in computing diluted earnings (loss) per share	23,758		22,943

Consolidated Net Sales by Geographic Region (10)
(Unaudited) (in thousands)

	Three Months Ended May 31,
	2026		2025
Domestic sales revenue, net	$307,348	76.4%	$277,960	74.8%
International sales revenue, net	94,767	23.6%	93,695	25.2%
Total sales revenue, net	$402,115	100.0%	$371,655	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2026
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$8,165	4.2%	$52,184	25.2%	$60,349	15.0%
Gain on sale of distribution facility (3)	—	—%	(54,854)	(26.5)%	(54,854)	(13.6)%
Subtotal	8,165	4.2%	(2,670)	(1.3)%	5,495	1.4%
Amortization of intangible assets	1,373	0.7%	2,782	1.3%	4,155	1.0%
Non-cash share-based compensation	2,794	1.4%	3,643	1.8%	6,437	1.6%
Adjusted operating income (non-GAAP)	$12,332	6.3%	$3,755	1.8%	$16,087	4.0%

	Three Months Ended May 31, 2025
	Home & Outdoor		Beauty & Wellness		Total
Operating loss, as reported (GAAP)	$(213,793)	(120.1)%	$(193,245)	(99.8)%	$(407,038)	(109.5)%
Asset impairment charges (4)	219,095	123.1%	195,290	100.8%	414,385	111.5%
CEO succession costs (6)	1,742	1.0%	1,742	0.9%	3,484	0.9%
Subtotal	7,044	4.0%	3,787	2.0%	10,831	2.9%
Amortization of intangible assets	1,782	1.0%	3,207	1.7%	4,989	1.3%
Non-cash share-based compensation	34	—%	262	0.1%	296	0.1%
Adjusted operating income (non-GAAP)	$8,860	5.0%	$7,256	3.7%	$16,116	4.3%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2026
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$8,165	4.2%	$52,184	25.2%	$60,349	15.0%
Depreciation and amortization	6,492	3.3%	6,885	3.3%	13,377	3.3%
Non-operating income, net	—	—%	218	0.1%	218	0.1%
EBITDA (non-GAAP)	14,657	7.5%	59,287	28.6%	73,944	18.4%
Add: Gain of sale of distribution facility	—	—%	(54,854)	(26.5)%	(54,854)	(13.6)%
Non-cash share-based compensation	2,794	1.4%	3,643	1.8%	6,437	1.6%
Adjusted EBITDA (non-GAAP)	$17,451	9.0%	$8,076	3.9%	$25,527	6.3%

	Three Months Ended May 31, 2025
	Home & Outdoor		Beauty & Wellness		Total
Operating loss, as reported (GAAP)	$(213,793)	(120.1)%	$(193,245)	(99.8)%	$(407,038)	(109.5)%
Depreciation and amortization	6,559	3.7%	7,525	3.9%	14,084	3.8%
Non-operating income, net	—	—%	308	0.2%	308	0.1%
EBITDA (non-GAAP)	(207,234)	(116.4)%	(185,412)	(95.7)%	(392,646)	(105.6)%
Add: Asset impairment charges	219,095	123.1%	195,290	100.8%	414,385	111.5%
CEO succession costs	1,742	1.0%	1,742	0.9%	3,484	0.9%
Non-cash share-based compensation	34	—%	262	0.1%	296	0.1%
Adjusted EBITDA (non-GAAP)	$13,637	7.7%	$11,882	6.1%	$25,519	6.9%

Reconciliation of Non-GAAP Financial Measures – GAAP Net Income (Loss) to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended May 31,
	2026		2025
Net income (loss), as reported (GAAP)	$35,762	8.9%	$(450,718)	(121.3)%
Interest expense	12,243	3.0%	13,808	3.7%
Income tax expense	12,562	3.1%	30,180	8.1%
Depreciation and amortization	13,377	3.3%	14,084	3.8%
EBITDA (non-GAAP)	73,944	18.4%	(392,646)	(105.6)%
Add: Asset impairment charges	—	—%	414,385	111.5%
CEO succession costs	—	—%	3,484	0.9%
Gain on sale of distribution facility	(54,854)	(13.6)%	—	—%
Non-cash share-based compensation	6,437	1.6%	296	0.1%
Adjusted EBITDA (non-GAAP)	$25,527	6.3%	$25,519	6.9%

	Quarterly Period Ended				Twelve Months Ended May 31, 2026
	August	November	February	May
Net (loss) income, as reported (GAAP)	$(308,643)	$(84,056)	$(55,565)	$35,762	$(412,502)
Interest expense	14,221	15,855	13,855	12,243	56,174
Income tax (benefit) expense	(21,046)	60,042	(9,032)	12,562	42,526
Depreciation and amortization	12,860	12,837	13,514	13,377	52,588
EBITDA (non-GAAP)	(302,608)	4,678	(37,228)	73,944	(261,214)
Add: Asset impairment charges	326,394	65,906	79,176	—	471,476
EPA compliance costs (11)	—	—	4,354	—	4,354
Gain on sale of distribution facility	—	—	—	(54,854)	(54,854)
Restructuring charges	3,005	—	—	—	3,005
Non-cash share-based compensation	9,372	5,030	2,187	6,437	23,026
Adjusted EBITDA (non-GAAP)	$36,163	$75,614	$48,489	$25,527	$185,793

Reconciliation of Non-GAAP Financial Measures – GAAP Income (Loss) and Diluted Earnings (Loss) Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Three Months Ended May 31, 2026
	Income			Diluted Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$48,324	$12,562	$35,762	$2.03	$0.53	$1.51
Gain on sale of distribution facility	(54,854)	(13,549)	(41,305)	(2.31)	(0.57)	(1.74)
Subtotal	(6,530)	(987)	(5,543)	(0.27)	(0.04)	(0.23)
Amortization of intangible assets	4,155	672	3,483	0.17	0.03	0.15
Non-cash share-based compensation	6,437	424	6,013	0.27	0.02	0.25
Adjusted (non-GAAP)	$4,062	$109	$3,953	$0.17	$—	$0.17

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						23,758

	Three Months Ended May 31, 2025
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(420,538)	$30,180	$(450,718)	$(18.33)	$1.32	$(19.65)
Asset impairment charges	414,385	(21,769)	436,154	18.04	(0.95)	18.99
CEO succession costs	3,484	153	3,331	0.15	0.01	0.15
Intangible asset reorganization (7)	—	(16,474)	16,474	—	(0.72)	0.72
Subtotal	(2,669)	(7,910)	5,241	(0.12)	(0.34)	0.23
Amortization of intangible assets	4,989	882	4,107	0.22	0.04	0.18
Non-cash share-based compensation	296	157	139	0.01	0.01	0.01
Adjusted (non-GAAP)	$2,616	$(6,871)	$9,487	$0.11	$(0.30)	$0.41

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						22,943
Adjusted diluted earnings per share (non-GAAP)						22,971

Selected Consolidated Balance Sheet and Cash Flow Information
(Unaudited) (in thousands)

	May 31,
	2026	2025
Balance Sheet:
Cash and cash equivalents	$21,682	$22,669
Receivables, net	323,835	314,814
Inventory	467,395	484,127
Total assets, current	856,254	855,415
Total assets	2,080,064	2,651,963
Total liabilities, current	480,190	504,514
Total long-term liabilities	756,355	919,763
Total debt	716,147	871,013
Stockholders’ equity	843,519	1,227,686

	Three Months Ended May 31,
	2026	2025
Cash Flow:
Depreciation and amortization	$13,377	$14,084
Net cash (used) provided by operating activities	(636)	58,338
Capital and intangible asset expenditures	5,806	13,362
Net debt repayments	(65,070)	(45,044)
Payments for repurchases of common stock	1,215	1,331

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash (Used) Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Three Months Ended May 31,
	2026	2025
Net cash (used) provided by operating activities (GAAP)	$(636)	$58,338
Less: Capital and intangible asset expenditures	(5,806)	(13,362)
Free cash flow (non-GAAP)	$(6,442)	$44,976

Reconciliation of Non-GAAP Financial Measures – Net Leverage Ratio (Non-GAAP) (1) (9)
(Unaudited) (in thousands)

	Quarterly Period Ended				Twelve Months Ended May 31, 2026
	August	November	February	May
Adjusted EBITDA (non-GAAP) (12)	$36,163	$75,614	$48,489	$25,527	$185,793
Permitted adjustments per the credit agreement (9)	—	—	—	—	13,870
Adjusted EBITDA per the credit agreement	$36,163	$75,614	$48,489	$25,527	$199,663

Total borrowings under the credit agreement, as reported (GAAP)					$720,474
Less: Unrestricted cash and cash equivalents					(26,435)
Net debt					$694,039

Net leverage ratio (non-GAAP) (9)					3.48

Fiscal 2027 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2026	Fiscal 2027 Outlook
Net sales revenue	$1,786,290	$1,759,000	—	$1,831,000
Net sales revenue (decline) growth		(1.5)%	—	2.5%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Net Income to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
and Adjusted EBITDA (Non-GAAP) (1) (Unaudited) (in thousands)

	Three Months Ended May 31, 2026	Outlook for the Balance of the Fiscal Year (Nine Months)			Fiscal 2027 Outlook
Net income, as reported (GAAP)	$35,762	$49,392	—	$63,892	$85,154	—	$99,654
Interest expense	12,243	35,257	—	33,257	47,500	—	45,500
Income tax expense	12,562	23,338	—	24,538	35,900	—	37,100
Depreciation and amortization	13,377	38,623	—	34,623	52,000	—	48,000
EBITDA (non-GAAP)	73,944	146,610	—	156,310	220,554	—	230,254
Add: Gain on sale of distribution facility	(54,854)	—	—	—	(54,854)	—	(54,854)
Non-cash share-based compensation	6,437	17,563	—	15,563	24,000	—	22,000
Adjusted EBITDA (non-GAAP)	$25,527	$164,173	—	$171,873	$189,700	—	$197,400

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) and GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (1) (Unaudited)

	Three Months Ended May 31, 2026	Outlook for the Balance of the Fiscal Year (Nine Months)			Fiscal 2027 Outlook			Tax Rate Fiscal 2027 Outlook
Diluted EPS, as reported (GAAP)	$1.51	$2.06	-	$2.67	$3.57	-	$4.18	29.7%	-	27.2%
Gain on sale of distribution facility	(2.31)	—	-	—	(2.31)	-	(2.31)
Amortization of intangible assets	0.17	0.46	-	0.42	0.63	-	0.59
Non-cash share-based compensation	0.27	0.74	-	0.65	1.01	-	0.92
Income tax effect of adjustments	0.52	(0.17)	-	(0.15)	0.35	-	0.37	(3.7)%	-	(3.2)%
Adjusted diluted EPS (non-GAAP)	$0.17	$3.08	-	$3.58	$3.25	-	$3.75	26.0%	-	24.0%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Net Cash (Used) Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Three Months Ended May 31, 2026	Outlook for the Balance of the Fiscal Year (Nine Months)			Fiscal 2027 Outlook
Net cash (used) provided by operating activities (GAAP)	$(636)	$119,636	—	$130,636	$119,000	—	$130,000
Less: Capital and intangible asset expenditures	(5,806)	(28,194)	—	(24,194)	(34,000)	—	(30,000)
Free cash flow (non-GAAP)	$(6,442)	$91,442	—	$106,442	$85,000	—	$100,000

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)	This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial measures as defined by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based financial measures. The Company is unable to present a quantitative reconciliation of forward-looking expected net leverage ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The Company believes that these Non-GAAP Financial Measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these Non-GAAP Financial Measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these Non-GAAP Financial Measures reflect the operating performance of its business and facilitate a more direct comparison of the Company’s performance with its competitors. The material limitation associated with the use of the Non-GAAP Financial Measures is that the Non-GAAP Financial Measures do not reflect the full economic impact of the Company’s activities. These Non-GAAP Financial Measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

(2)	Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.

(3)
Represents a pre-tax gain on the sale of the Company’s distribution facility in Southaven, Mississippi which was completed on April 14, 2026, during the first quarter of fiscal 2027 (“gain on sale of distribution facility”).

(4)	Non-cash asset impairment charges were recognized, during the first quarter of fiscal 2026, to reduce goodwill and other intangible assets, which impacted both the Beauty & Wellness and Home & Outdoor segments.

(5)	Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(6)	Represents costs incurred in connection with the departure of the Company’s former CEO primarily related to severance and recruitment costs (“CEO succession costs”).

(7)	Represents income tax expense from the recognition of valuation allowances in fiscal 2026 on deferred tax assets related to the Company’s intangible asset reorganization in fiscal 2025 (“intangible asset reorganization”).

(8)
Accounts receivable turnover uses 12 month trailing net sales revenue. The current and four prior quarters’ ending balances of trade accounts receivable are used for the purposes of computing the average balance component as required by the particular measure.

(9)
Net leverage ratio is calculated as (a) total borrowings under the Company’s credit agreement, net of unrestricted cash and cash equivalents, including readily marketable obligations issued, guaranteed or insured by the U.S. with maturities of two years or less, at the end of the current period, divided by (b) Adjusted EBITDA per the Company’s credit agreement (calculated as EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period).

(10)	Domestic net sales revenue includes net sales revenue from the U.S. and Canada.

(11)	Settlement costs related to EPA packaging and labeling compliance for certain products in the air filtration, water filtration and humidification categories within the Beauty & Wellness segment (“EPA compliance costs”).

(12)	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP-based financial measure (net income (loss)) in the accompanying tables to this press release.